EXHIBIT 99.1

Cemtrex Announces Subscription Rights Offering with Expected Calendar

Farmingdale, NY – November 8, 2018 – Cemtrex Inc. (Nasdaq: CETX, CETXP, CETXW), a world leading technology and manufacturing company, announced today that it will be declaring a dividend to its stockholders of record in the form of subscription rights.

Under the terms of the rights offering, Cemtrex will distribute, at no charge, non-transferable subscription rights to purchase one share of its common stock to holders of record for each share of common stock held on the record date, and one share of its common stock to holders of record for every 10 publicly-traded warrants held on the record date. Each basic subscription right entitles the rights holder to purchase one share of common stock at the subscription price. The subscription price will be the lower of (i) 90% of the closing price of Cemtrex’s common stock on the record date of the rights offering, or (ii) 95% of the closing price of Cemtrex’s common stock on December 19, 2018, in each case rounded to the nearest whole penny. Holders of rights who exercise their basic subscription rights in full will also have an over-subscription privilege, pursuant to which they may subscribe to purchase additional shares at the subscription price to the extent that not all basic subscription rights are exercised by other rights holders, subject to certain limitations and as more fully described in a prospectus supplement relating to the rights offering. Cemtrex will not accept any subscriptions that are less than 100 shares.

The expected 2018 rights offering calendar is as follows:

November 16, 2018	Ownership Day – Must be a stockholder as of this day by 4:00 p.m. (Eastern time) to receive the subscription rights on the record date due to T+2 settlement.
November 19, 2018	Ex-Right Day – Cemtrex common stock will trade ex-dividend without the rights attached
November 20, 2018	Record Date – Must be a stockholder by 4:00 p.m. (Eastern time) on the Ownership Day to be deemed a stockholder of record on the record date.
November 26, 2018	Subscription Period begins
December 19, 2018	Subscription Period ends

If you have any questions or need further information about this rights offering, please call Okapi Partners LLC, Cemtrex’s information agent for the rights offering, at _1-212-297-0720_ (bankers and brokers) or _1-855-208-8903_ (all others) or email at info@okapipartners.com.

The rights offering is being made pursuant to Cemtrex’s effective registration statement on Form S-3 (file no. 333-218501), filed with the SEC and made effective on June 14, 2017. Investors should consider the information in the prospectus and prospectus supplement carefully before making any decision to participate.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The rights offering will be made only by means of prospectuses meeting the requirements of the Securities Act of 1933, as amended.

About Cemtrex

Cemtrex, Inc. (CETX) is the manufacturer of the SmartDesk, the world’s most advanced workstation. Cemtrex is a diversified technology company that’s driving innovation in a wide range of sectors, including smart technology, virtual and augmented realities, advanced electronic systems, industrial solutions, and intelligent security systems.

www.cemtrex.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Cemtrex’s proposed offering of securities. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date.

For further information, please contact:

Information Agent:

Okapi Partners

Phone: 1-212-297-0720

Email: info@okapipartners.com

Investor Relations

Cemtrex, Inc.

Phone: 631-756-9116

investors@cemtrex.com

General Inquiries

sales@cemtrex.com